Exhibit 99.2

Investor Contact

John Springer

Vice President

Investor Relations

630.468.4797

news release

FOR IMMEDIATE RELEASE

SIRVA Completes $75 Million Private Placement and Amends Credit Facility

NYSE Grants Trading Extension

CHICAGO, September 29, 2006 — SIRVA, Inc. (NYSE: SIR), a global relocation services provider, today announced that it has completed the previously-announced private placement of $75 million of convertible securities to ValueAct Capital and MLF Investments.  In connection with this transaction, Peter H. Kamin, a founding partner of ValueAct Capital, and Kelly J. Barlow, a partner of ValueAct Capital, were appointed to the Company’s board of directors.

The Company also announced that it has obtained an amendment to its credit facility to, among other matters, extend the deadlines for delivering certain financial statements.

The Company has also obtained a three-month additional trading period from the New York Stock Exchange, subject to ongoing reassessment.

The Company today filed a Current Report on Form 8-K describing these matters.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the securities. The notes, the preferred stock issuable upon conversion of the notes and the common stock issuable upon conversion of the preferred stock have not been registered under the Securities Act of

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1933 or applicable state securities laws. Unless so registered, the notes, the preferred stock issuable upon conversion of the notes and the common stock issuable upon conversion of the preferred stock may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions to a well-established and diverse customer base around the world. The Company is the leading global provider that can handle all aspects of relocations end-to-end within its own network, including home purchase and home sale services, household goods moving, mortgage services and title insurance. SIRVA conducts more than 300,000 relocations per year, transferring corporate and government employees and moving individual consumers. The Company operates in more than 40 countries with more than 5,000 employees and an extensive network of agents and other service providers. SIRVA’s well-recognized brands include Allied, northAmerican, Global, and SIRVA Relocation in North America; Pickfords, Huet International, Kungsholms, ADAM, Majortrans, Allied Arthur Pierre, Rettenmayer, and Allied Varekamp in Europe; and Allied Pickfords in the Asia Pacific region. More information about SIRVA can be found on the Company’s Web site at www.sirva.com.

About ValueAct Capital

ValueAct Capital, with over $4 billion in investments, seeks to make active value investments in a limited number of companies. The firm’s principals have demonstrated expertise in sourcing investments in companies they believe to be fundamentally undervalued, and then working with management and/or the company’s board to implement strategies that generate superior returns on invested capital.

About MLF Investments

MLF Investments, LLC, whose Managing Member is Matthew L. Feshbach, takes large strategic positions in a limited number of companies where it can add value. MLF, with over 25 years of investment experience and a vast network of corporate and investment community relationships, has a record of successfully increasing shareholder value by providing strategic resources, capital and expertise to its portfolio companies.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries. There can be no assurance that future developments affecting the Company will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Business-Business Risks” and other risks described in our 2004 Annual Report on Form 10-K. We do not intend, and are under no obligation, to update any particular forward-looking statement included in this release.

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